EXHIBIT 10.53

Aaron’s, Inc.
Deferred Compensation Plan

As Amended and Restated Effective January 1, 2017

Aaron’s, Inc.
Deferred Compensation Plan

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Aaron’s, Inc.
Deferred Compensation Plan

1.36	Separation from Service	6
1.37	Stock	8
1.38	Stock Director Fees	8
1.39	Trust	8
1.40	Unforeseeable Emergency	8

ARTICLE 2 Selection, Enrollment, Eligibility		8
2.1	Selection by Committee	8
2.2	Enrollment and Eligibility Requirements	9

ARTICLE 3 Deferral Commitments/Company Contribution Amounts/Company Restoration Matching Amounts/Restricted Stock Unit Amounts/Vesting/Crediting/Taxes		9
3.1	Maximum Deferral	9
	(a) Annual Deferral Amount	9
	(b) Restricted Stock Unit Amount	9
	c) Short Plan Year	10
3.2	Timing of Deferral Elections; Effect of Election Form	10
	(a) General Timing Rule for Deferral Elections	10
	(b) Timing of Deferral Elections for Newly Eligible Plan Participants	10
	(c) Restricted Stock Unit Deferral	11
	(d) Timing of Deferral Elections for Performance-Based Compensation	11
	(e) Timing Rule for Deferral of Compensation Subject to Risk of Forfeiture	12
3.3	Withholding and Crediting of Annual Deferral Amounts	12
3.4	Company Contribution Amount	12
3.5	Company Restoration Matching Amount	13
3.6	Restricted Stock Unit Amount	13
3.7	Vesting	13
3.8	Crediting/Debiting of Account Balances	14
	(a) Measurement Funds	14
	(b) Election of Measurement Funds	14
	(c) Aaron’s, Inc. Stock Unit Fund	15
	(d) Proportionate Allocation	16
	(e) Crediting or Debiting Method	17
	(f) No Actual Investment	17
3.9	FICA and Other Taxes	17
	(a) Annual Deferral Amounts	17

Aaron’s, Inc.
Deferred Compensation Plan

	(b) Company Restoration Matching Amounts and Company Contribution Amounts	17
	(c) Restricted Stock Unit Amounts	18
	(d) Distributions	18

ARTICLE 4 Scheduled Distribution; Unforeseeable Emergencies		18
4.1	Scheduled Distributions	18
4.2	Postponing Scheduled Distributions	18
4.3	Other Benefits Take Precedence Over Scheduled Distributions	19
4.4	Unforeseeable Emergencies	19

ARTICLE 5 Retirement Benefit		20
5.1	Retirement Benefit	20
5.2	Payment of Retirement Benefit	20

ARTICLE 6 Termination Benefit		21
6.1	Termination Benefit	21
6.2	Payment of Termination Benefit	21

ARTICLE 7 Disability Benefit		22
7.1	Disability Benefit	22
7.2	Payment of Disability Benefit	22

ARTICLE 8 Death Benefit		22
8.1	Death Benefit	22
8.2	Payment of Death Benefit	22

ARTICLE 9 Beneficiary Designation		22
9.1	Beneficiary	22
9.2	Beneficiary Designation; Change	22
9.3	Acknowledgment	23
9.4	No Beneficiary Designation	23
9.5	Discharge of Obligations	23

ARTICLE 10 Leave of Absence		23
10.1	Paid Leave of Absence	23
10.2	Unpaid Leave of Absence	23

ARTICLE 11 Termination of Plan, Amendment or Modification		23
11.1	Termination of Plan	23
11.2	Amendment	24
11.3	Plan Agreement	24
11.4	Effect of Payment	24

Aaron’s, Inc.
Deferred Compensation Plan

ARTICLE 12 Administration		24
12.1	Committee Duties	24
12.2	Administration Upon Change In Control	24
12.3	Agents	25
12.4	Binding Effect of Decisions	25
12.5	Indemnity of Committee	25
12.6	Employer Information	25
12.7	Section 16 Compliance	25

ARTICLE 13 Other Benefits and Agreements		26
13.1	Coordination with Other Benefits	26

ARTICLE 14 Claims Procedures		27
14.1	Presentation of Claim	27
14.2	Notification of Decision	27
14.3	Review of a Denied Claim	28
14.4	Decision on Review	28
14.5	Claims Based on an Independent Determination of Disability	29
14.6	Legal Action	30

ARTICLE 15 Trust		30
15.1	Establishment of the Trust	30
15.2	Interrelationship of the Plan and the Trust	30
15.3	Distributions From the Trust	30

ARTICLE 16 Miscellaneous		31
16.1	Status of Plan	31
16.2	Unsecured General Creditor	31
16.3	Employer’s Liability	31
16.4	Nonassignability	31
16.5	Not a Contract of Employment	31
16.6	Furnishing Information	32
16.7	Terms	32
16.8	Captions	32
16.9	Governing Law	32
16.10	Notice	32
16.11	Successors	32
16.12	Spouse’s Interest	32
16.13	Validity	33
16.14	Incompetent	33
16.15	Distribution in the Event of Income Inclusion Under Code Section 409A	33

Aaron’s, Inc.
Deferred Compensation Plan

16.16	Deduction Limitation on Benefit Payments	33

v

Aaron’s, Inc.
Deferred Compensation Plan

Purpose

The purpose of this Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Aaron’s, Inc., a Georgia corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan is intended to comply with all applicable laws, including Code Section 409A and related Treasury guidance and regulations, and shall be operated and interpreted in accordance with this intention.

ARTICLE 1
Definitions
For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1    Account Balance shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of the Participant’s Annual Accounts. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
1.2    Act shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
1.3    Annual Account shall mean, with respect to a Participant, an entry on the records of the Employer equal to (a) the sum of the Participant’s Annual Deferral Amount, Company Contribution Amount, Company Restoration Matching Amount and Restricted Stock Unit Amount for any one Plan Year, plus (b) amounts credited or debited to such amounts pursuant to this Plan, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Account for such Plan Year. The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
1.4    Annual Deferral Amount shall mean that portion of a Participant’s Base Salary, Bonus, LTIP Amounts, Cash Director Fees and Stock Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.

Aaron’s, Inc.
Deferred Compensation Plan

1.5    Annual Installment Method shall mean the method used to determine the amount of each payment due to a Participant who has elected to receive a benefit over a period of years in accordance with the applicable provisions of the Plan. The amount of each annual payment due to the Participant shall be calculated by multiplying the balance of the Participant’s benefit by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant. Shares of Stock distributable from a Participant’s Account Balance that are attributable to Stock Director Fees and/or Restricted Stock Units shall be distributable in shares of actual Stock in the same manner previously described, with any fractional shares distributed in cash. The amount of the first annual payment shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, and the amount of each subsequent annual payment shall be calculated on or around each anniversary of such Benefit Distribution Date. For purposes of this Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.
1.6    Base Salary shall mean the Participant’s base salary relating to services performed during any calendar year, subject to the provisions of Section 3.3 related to the final payroll period of the year. Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.
1.7    Beneficiary shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.
1.8    Beneficiary Designation Form shall mean the written or electronic form established from time to time by the Committee that a Participant returns to the Committee to designate one or more Beneficiaries.
1.9    Benefit Distribution Date shall mean the date upon which all or an objectively determinable portion of a Participant’s vested benefits will become eligible for distribution. Except as otherwise provided in the Plan, a Participant’s Benefit Distribution Date shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles 4 through 8, as applicable.
1.10    Board shall mean the board of directors of the Company.
1.11    Bonus shall mean any periodic cash bonus earned by the Participant under a written bonus program covering a performance period of no more than one year. Bonus shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Employer and shall be calculated to include amounts not

Aaron’s, Inc.
Deferred Compensation Plan

otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.
1.12    Cash Director Fees shall mean the annual fees payable in cash that are earned by a Director from any Employer, including retainer fees and meetings fees, as compensation for serving on the Board.
1.13    Change in Control shall be deemed to have occurred if:

(a)
the Company consolidates or merges with or into another corporation, or is otherwise reorganized, and the Company is not the surviving corporation in such transaction or if after such transaction any other corporation, association or other person, entity or group of the shareholders thereof own, directly and/or indirectly, more than 50% of the then outstanding shares of Common Stock or more than 50% of the assets of the Company; or

(b)
more than 50% of the then outstanding shares of Common Stock of the Company are, in a single transaction or in a series of related transactions, sold or otherwise transferred to or are acquired by (except as collateral security for a loan) any other corporation, association or other person, entity or group, whether or not any such shareholder or any shareholders included in such group were shareholders of the Company prior to the Change in Control; or

(c)	all or substantially all of the assets of the Company are sold or otherwise transferred to or otherwise acquired by any other corporation, association or other person, entity or group; or

(d)
the occurrence of any other event or circumstance which is not covered by (a) through (c) above which the Committee determines affects control of the Company and constitutes a Change in Control for purposes of the Plan.

1.14    Code shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
1.15    Committee shall mean the committee described in Article 12.
1.16    Company shall mean Aaron’s, Inc., a Georgia corporation, and any successor to all or substantially all of the Company’s assets or business.

Aaron’s, Inc.
Deferred Compensation Plan

1.17    Company Contribution Amount shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4.
1.18    Company Restoration Matching Amount shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.
1.19    Director shall mean any non-employee member of the board of directors of any Employer.
1.20    Disability or Disabled shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration. A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section.
1.21    Election Form shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant returns to the Committee to make an election under the Plan. An Election Form will apply only to the Plan Year for which it is submitted.
1.22    Employee shall mean a person classified as an employee by the Employer for payroll purposes.
1.23    Employer(s) shall be defined as follows:

(a)
Except as otherwise provided in part (b) of this Section, the term “Employer” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Company to participate in the Plan and have adopted the Plan as a sponsor.

(b)	For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

(i)	The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

Aaron’s, Inc.
Deferred Compensation Plan

(ii)
All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable. In order to identify the group of entities described in the preceding sentence, the Committee shall use an ownership threshold of at least 50% as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled group of corporations under Code Section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).

1.24    ERISA shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.25    401(k) Plan shall mean, with respect to an Employer, a plan qualified under Code Section 401(a) that contains a cash or deferral arrangement described in Code Section 401(k), adopted by the Employer, as it may be amended from time to time, or any successor thereto.
1.26    LTIP Amounts shall mean any cash portion of the compensation attributable to a Plan Year that is earned by a Participant under any Employer’s incentive program for a performance period greater than one year. LTIP Amounts shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.
1.27    Participant shall mean any Employee or Director (a) who is selected and becomes a participant in the Plan as provided in Article 2, and (b) whose Account Balance has not been completely distributed.
1.28    Performance-Based Compensation shall mean compensation, the entitlement to or amount of which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(e).
1.29    Plan shall mean the Aaron’s, Inc. Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time, and by any other documents that together with this instrument define a Participant’s rights to amounts credited to his or her Account Balance.

Aaron’s, Inc.
Deferred Compensation Plan

1.30    Plan Agreement shall mean an agreement, if any, in the form prescribed by or acceptable to the Committee that evidences a Participant’s agreement to the terms of the Plan and which may establish additional terms or conditions of Plan participation for a Participant. Unless otherwise determined by the Committee, the most recent Plan Agreement accepted with respect to a Participant shall supersede any prior Plan Agreements for such Participant. Plan Agreements may vary among Participants and may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan.
1.31    Plan Year shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year. Notwithstanding the foregoing, in the case of the first year in which the Plan is in effect, the term “Plan Year” shall mean the period beginning on July 1, 2009 and ending on December 31, 2009.
1.32    Restricted Stock Unit shall mean the right to receive a share of Company common stock in the future, as awarded to the Participant under any Aaron’s, Inc. stock incentive plan or director compensation program.
1.33    Restricted Stock Unit Account shall mean the aggregate value, measured on any given date, of (i) the number of Restricted Stock Units deferred by a Participant as a result of all Restricted Stock Unit Amounts, plus (ii) the number of additional shares credited to a Participant’s Restricted Stock Unit Account as a result of the deemed reinvestment of dividends in accordance with this Plan, less (iii) the number of Restricted Stock Units previously distributed to the Participant or his or her Beneficiary pursuant to this Plan, subject in each case to any adjustments to the number of such shares determined by the Committee with respect to the Aaron’s, Inc. Stock Unit Fund pursuant to Section 3.8(c).
1.34    Restricted Stock Unit Amount shall mean, with respect to a Participant for any one Plan Year, the number of Restricted Stock Units deferred in accordance with Section 3.6 of this Plan.
1.35    Retirement, Retire(s) or Retired shall mean with respect to a Participant who is an Employee, a Separation from Service on or after the attainment of age 65. Retirement shall not apply to a Participant who is a Director.
1.36    Separation from Service shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h). In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

Aaron’s, Inc.
Deferred Compensation Plan

(a)
For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer. A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

(b)
For a Participant, if any, who provides services to an Employer as an independent contractor, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer.

(c)
For a Participant, if any, who provides services to an Employer as both an Employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer as both an Employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (a) and (b) of this Section, respectively. Similarly, if a

Aaron’s, Inc.
Deferred Compensation Plan

Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an Employee, or (ii) ceases providing services for an Employer as an Employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions set forth in parts (a) and (b) of this Section.
Notwithstanding the foregoing provisions in this part (c), if a Participant provides services for an Employer as both an Employee and as a member of the Board, to the extent permitted by Treas. Reg. §1.409A-1(h)(5) the services provided by such Participant as a member of the Board shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee.
1.37    Stock shall mean Aaron’s, Inc. common stock, $.50 par value.
1.38    Stock Director Fees shall mean the annual fees payable in Stock that are earned by a Director from any Employer, including retainer fees and meetings fees, as compensation for serving on the Board.
1.39    Trust shall mean one or more trusts established by the Company in accordance with Article 15.
1.40    Unforeseeable Emergency shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances.

ARTICLE 2
Selection, Enrollment, Eligibility
2.1    Selection by Committee. Participation in the Plan shall be limited to Directors and, as determined by the Committee in its sole discretion, a select group of management or highly compensated Employees. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

Aaron’s, Inc.
Deferred Compensation Plan

2.2    Enrollment and Eligibility Requirements.

(a)
As a condition to participation, each Director or selected Employee shall complete, execute and return to the Committee such written or electronic forms and information as the Committee may require, which may include a Plan Agreement, an Election Form and a Beneficiary Designation Form, by the deadline(s) established by the Committee in accordance with the applicable provisions of this Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)
If a Director or an Employee fails to meet all requirements established by the Committee within the period required for a specified Plan Year, that Director or Employee shall not be eligible to participate in the Plan during such Plan Year.

ARTICLE 3
Deferral Commitments/Company Contribution Amounts/Company Restoration
Matching Amounts/Restricted Stock Unit Amounts/Vesting/Crediting/Taxes
3.1    Maximum Deferral.

(a)
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus, LTIP Amounts, and, to the extent permitted by the Committee, Cash Director Fees and/or Stock Director Fees, up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	75%
Bonus	75%
LTIP Amounts	75%
Cash Director Fees	100%
Stock Director Fees	100%

(b)
Restricted Stock Unit Amount. If deferrals of Restricted Stock Units are permitted by the Committee, for each grant of Restricted Stock Units, a Participant may elect to defer, as his or her Restricted Stock Unit Amount, Restricted Stock Units in the following maximum percentage:

Deferral	Maximum Percentage
Restricted Stock Units	100%

Aaron’s, Inc.
Deferred Compensation Plan

(c)
Short Plan Year. Notwithstanding the foregoing, in the case of (i) the first Plan Year in which the Plan is in effect or (ii) an individual first becoming a Participant after the first day of a Plan Year, then to the extent required by Section 3.2 and Code Section 409A and related Treasury regulations, the maximum amount of the Participant’s Base Salary, Bonus, LTIP Amounts, Cash Director Fees or Stock Director Fees that may be deferred by the Participant for the Plan Year shall be determined by applying the percentages set forth in Section 3.1(a) to the portion of such compensation attributable to services performed after the date that the Participant’s deferral election is made.

3.2    Timing of Deferral Elections; Effect of Election Form.

(a)
General Timing Rule for Deferral Elections. Except as otherwise provided in this Section 3.2, in order for a Participant to make a valid election to defer Base Salary, Bonus, LTIP Amounts, Cash Director Fees and/or Stock Director Fees, the Participant must submit an Election Form on or before the deadline established by the Committee, which in no event shall be later than the December 31st preceding the Plan Year in which such compensation will be earned.

Any deferral election made in accordance with this Section 3.2(a) shall be irrevocable; provided, however, that if the Committee permits or requires Participants to make a deferral election by the deadline described above for an amount that qualifies as Performance-Based Compensation, the Committee may permit a Participant to subsequently change his or her deferral election for such compensation by submitting a new Election Form in accordance with Section 3.2(d) below.

(b)
Timing of Deferral Elections for Newly Eligible Plan Participants. A Director or selected Employee who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treas. Reg. §1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treas. Reg. §1.409A-1(c)(2), may be permitted by the Committee to make an election to defer (i) Restricted Stock Units that may be initially granted to the Participant under the terms of the applicable Aaron’s, Inc. stock incentive plan or director compensation program subsequent to such election and which are attributable to services to be performed after such election and/or (ii) the portion of Base Salary, Bonus, LTIP Amounts, Cash Director Fees and/or Stock Director Fees attributable to services to be performed after such election, provided that the Participant submits an Election Form on or before the deadline established by the Committee, which in no event shall be later than 30 days after the Participant first becomes eligible to participate in the Plan.

Aaron’s, Inc.
Deferred Compensation Plan

If a deferral election made in accordance with this Section 3.2(b) relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.
Any deferral election made in accordance with this Section 3.2(b) shall become irrevocable as of the date the election is made, but in no event later than the 30th day after the date the Director or selected Employee becomes eligible to participate in the Plan.

(c)
Restricted Stock Unit Deferral. For an election to defer Restricted Stock Units to be valid, (i) an Election Form must be submitted by the Participant with respect to such Restricted Stock Units, and (ii) such Election Form must be timely delivered to the Committee and accepted by the Committee no later than (A) the end of the calendar year preceding the Plan Year during which such Restricted Stock Units are initially granted to the Participant under the terms of the applicable Aaron’s, Inc. stock incentive plan or director compensation program, or (B) such other deadline established by the Committee in accordance with the requirements of Code Section 409A and related Treasury guidance or regulations, including, without limitation, such deadline as may be applicable under Section 3.2(e) below.

(d)
Timing of Deferral Elections for Performance-Based Compensation. Subject to the limitations described below, the Committee may determine that an irrevocable deferral election for an amount that qualifies as Performance-Based Compensation may be made by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than 6 months before the end of the performance period.

In order for a Participant to be eligible to make a deferral election for Performance-Based Compensation in accordance with the deadline established pursuant to this Section 3.2(d), the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation. In no event shall a deferral election submitted under this Section 3.2(d) be permitted to apply to any amount of Performance-Based Compensation that has become readily ascertainable.

Aaron’s, Inc.
Deferred Compensation Plan

(e)
Timing Rule for Deferral of Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Committee may determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treas. Reg. §1.409A-2(a)(5).

Any deferral election(s) made in accordance with this Section 3.2(e) shall become irrevocable no later than the 30th day after the Participant obtains the legally binding right to the compensation subject to such deferral election(s).
3.3    Withholding and Crediting of Annual Deferral Amounts. The Base Salary portion and the Cash Director Fees portion of the Annual Deferral Amount shall be withheld from the Participant’s pay earned during the Plan Year. The Bonus, LTIP Amounts, and/or Stock Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Bonus, LTIP Amounts, or Stock Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to the Participant’s Annual Account for such Plan Year at the time such amounts would otherwise have been paid to the Participant.
Base Salary that is both (i) attributable solely to services performed during the final payroll period containing the last day of the Plan Year, and (ii) payable in the subsequent Plan Year, will be treated as earned in that subsequent Plan Year; accordingly, Base Salary related to such final payroll period shall be withheld in accordance with the Participant’s Base Salary deferral election applicable to such subsequent Plan Year.
3.4    Company Contribution Amount.

(a)
For each Plan Year, an Employer may be required to credit amounts to a Participant’s Annual Account in accordance with employment or other agreements entered into between the Participant and the Employer, which amounts shall be part of the Participant’s Company Contribution Amount for that Plan Year. Such amounts shall be credited to the Participant’s Annual Account for the applicable Plan Year on the date or dates prescribed by such agreements.

(b)	For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Annual Account under this Plan,

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which amount shall be part of the Participant’s Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.4(b), if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year on a date or dates to be determined by the Committee.

(c)
If not otherwise specified in the Participant’s employment or other agreement entered into between the Participant and the Employer, the amount (or the method or formula for determining the amount) of a Participant’s Company Contribution Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into this Plan in accordance with Section 1.29.

3.5    Company Restoration Matching Amount. A Participant’s Company Restoration Matching Amount for any Plan Year shall be an amount determined by the Committee to make up for certain limits applicable to the 401(k) Plan or other qualified plan for such Plan Year, as identified by the Committee, or for such other purposes as determined by the Committee in its sole discretion. The amount so credited to a Participant under this Plan for any Plan Year (a) may be smaller or larger than the amount credited to any other Participant, and (b) may differ from the amount credited to such Participant in the preceding Plan Year. The Participant’s Company Restoration Matching Amount, if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year on a date or dates to be determined by the Committee. The amount (or the method or formula for determining the amount) of a Participant’s Company Restoration Matching Amount shall be set forth in writing in one or more documents, which shall be deemed to be incorporated into this Plan in accordance with Section 1.29.
3.6    Restricted Stock Unit Amount. If permitted by the Committee (and subject to any terms and conditions that may be imposed by the Committee), a Participant may elect to defer Restricted Stock Units under the Plan, which amount shall be for that Participant the Restricted Stock Unit Amount for that Plan Year. Any Restricted Stock Units deferred shall, at the time the Restricted Stock Units would otherwise vest and become transferable to the Participant under the terms of the applicable Aaron’s, Inc. stock incentive plan or director compensation program, but for the election to defer, be reflected on the books of the Company as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock in the future.
3.7    Vesting.

(a)
A Participant shall at all times be 100% vested in his or her Restricted Stock Unit Account and the portion of his or her Account Balance attributable to Annual Deferral Amounts, as adjusted pursuant to Section 3.8.

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(b)
A Participant shall be vested in the portion of his or her Account Balance attributable to any Company Contribution Amounts, as adjusted pursuant to Section 3.8, in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer. If not addressed in such agreements, a Participant shall vest in the portion of his or her Account Balance attributable to any Company Contribution Amounts, as adjusted pursuant to Section 3.8, in accordance with the vesting schedule declared by the Committee in its sole discretion.

(c)
A Participant shall be vested in the portion of his or her Account Balance attributable to any Company Restoration Matching Amounts, as adjusted pursuant to Section 3.8, only to the extent that the Participant would be vested in such amounts under the provisions of the 401(k) Plan, as determined by the Committee in its sole discretion.

(d)
Notwithstanding anything to the contrary contained in this Section 3.7, in the event of a Change in Control, or upon a Participant’s Disability, Separation from Service on or after qualifying for Retirement, or death prior to Separation from Service, any amounts that are not vested in accordance with Sections 3.7(b) or 3.7(c) above, shall immediately become 100% vested.

3.8    Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)
Measurement Funds. Subject to the restrictions found in Section 3.8(c) below, the Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting investment experience to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.

(b)
Election of Measurement Funds. Subject to the restrictions found in Section 3.8(c) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. Subject to the restrictions found in Section 3.8(c) below, the Participant may (but is

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not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.8(b) may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c)	Aaron’s, Inc. Stock Unit Fund.

(i)
The portion of a Participant’s Account Balance attributable to the deferral of Stock Director Fees and Restricted Stock Units pursuant to the terms of this Plan will be automatically and irrevocably allocated to the Aaron’s, Inc. Stock Unit Fund Measurement Fund. Participants may not select any other Measurement Fund to be used to determine the amounts to be credited or debited to the portion of their Account Balance attributable to Stock Director Fees and Restricted Stock Units. Furthermore, no other portion of the Participant’s Account Balance can be either initially allocated or re-allocated to the Aaron’s, Inc. Stock Unit Fund. Amounts allocated to the Aaron’s, Inc. Stock Unit Fund shall only be distributable in actual shares of Stock, provided that fractional shares may be distributed in cash.

(ii)
Any stock dividends, cash dividends or other non-cash dividends that would have been payable on the Stock credited to a Participant’s Account Balance shall be credited to the Participant’s Account Balance in the form of additional shares of Stock and shall automatically and irrevocably be deemed to be re-invested in the Aaron’s, Inc. Stock Unit Fund until such amounts are distributed to the Participant. The number of shares credited to the Participant for a particular stock dividend shall be equal to (A) the number of shares of Stock credited to the Participant’s Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (B) the number of additional whole or fractional shares of Stock actually paid as a dividend in respect of each share of Stock. The number of shares credited to the Participant for a particular cash dividend or other non-cash dividend

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shall be equal to (A) the number of shares of Stock credited to the Participant’s Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (B) the fair market value of the dividend, divided by (C) the fair market value of the Stock on the payment date for such dividend.

(iii)
The number of shares of Stock credited to the Participant’s Account Balance may be adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of a Participant’s rights with respect to the portion of his or her Account Balance allocated to the Aaron’s, Inc. Stock Unit Fund in the event of any reorganization, reclassification, stock split, or other unusual corporate transaction or event which affects the value of the Stock, provided that any such adjustment shall be made taking into account any crediting of shares of Stock to the Participant under Section 3.8.

(iv)	For purposes of this Section 3.8(c), the fair market value of the Stock shall be determined by the Committee in its sole discretion.

(v)
Notwithstanding the preceding provisions of this Section, the Committee may at any time alter the effective date of any investment or allocation involving the Aaron’s, Inc. Stock Unit Fund pursuant to Section 12.1 (relating to safeguards against insider trading). The Committee may also, to the extent necessary to ensure compliance with Rule 16b-3(f) of the Act, arrange for tracking of any such transaction defined in Rule 16b-3(b)(1) of the Act and bar any such transaction to the extent it would not be exempt under Rule 16b-3(f). The Company may also impose blackout periods pursuant to the requirements of the Sarbanes-Oxley Act of 2002 whenever the Company determines that circumstances warrant. Further, the Company may impose quarterly blackout periods on insider trading in the Aaron’s, Inc. Stock Unit Fund as needed (as determined by the Company), timed to coincide with the release of the Company’s quarterly earnings reports. The commencement and termination of these blackout periods in each quarter, the parties to which they apply and the activities they restrict shall be as set forth in the official insider trading policy promulgated by the Company from time to time.

(d)
Proportionate Allocation. In making any election described in Section 3.8(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

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(e)
Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(f)
No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.9    FICA and Other Taxes.

(a)
Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or LTIP Amounts that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

(b)
Company Restoration Matching Amounts and Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Account Balance attributable to any Company Restoration Matching Amounts and/or Company Contribution Amounts, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or LTIP Amounts that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such amounts. If necessary, the Committee may reduce the vested portion of the Participant’s Company Restoration Matching Amount or Company Contribution Amount, as applicable, in order to comply with this Section 3.9.

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(c)
Restricted Stock Unit Amounts. For each Plan Year in which a Restricted Stock Unit Amount is being first withheld from an Employee Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s compensation not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Restricted Stock Unit Amount. If necessary, the Committee may reduce the Restricted Stock Unit Amount in order to comply with this Section 3.9.

(d)
Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Scheduled Distribution; Unforeseeable Emergencies
4.1    Scheduled Distributions. To the extent permitted by the Committee, in connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive all or a portion of such Annual Deferral Amount, as adjusted pursuant to Section 3.8, in the form of a lump sum payment, calculated as of the close of business on or around the Benefit Distribution Date designated by the Participant in accordance with this Section (a “Scheduled Distribution”). The Benefit Distribution Date for the amount subject to a Scheduled Distribution election shall be the first day of any Plan Year designated by the Participant as permitted on an Election Form approved by the Committee.
4.2    Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out upon an allowable alternative Benefit Distribution Date designated in accordance with this Section 4.2. In order to make such an election, the Participant must submit an Election Form to the Committee in accordance with the following criteria:

(a)	The election of the new Benefit Distribution Date shall have no effect until at least 12 months after the date on which the election is made;

(b)
The new Benefit Distribution Date selected by the Participant for such Scheduled Distribution must be the first day of a Plan Year that is no sooner than 5 years after the previously designated Benefit Distribution Date; and

(c)	The election must be made at least 12 months prior to the Participant’s previously designated Benefit Distribution Date for such Scheduled Distribution.

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For purposes of applying the provisions of this Section 4.2, a Participant’s election to postpone a Scheduled Distribution shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Participant’s previously designated Benefit Distribution Date for such Scheduled Distribution.
4.3    Other Benefits Take Precedence Over Scheduled Distributions. Should an event occur prior to any Benefit Distribution Date designated for a Scheduled Distribution that would trigger a benefit under Articles 5 through 8, as applicable, all amounts subject to a Scheduled Distribution election shall be paid in accordance with the other applicable provisions of the Plan and not in accordance with this Article 4.
4.4    Unforeseeable Emergencies.

(a)
If a Participant experiences an Unforeseeable Emergency prior to the occurrence of a distribution event described in Articles 5 through 8, as applicable, the Participant may petition the Committee to receive a partial or full payout from the Plan. The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Unit Account, calculated as of the close of business on or around the Benefit Distribution Date for such payout, as determined by the Committee in accordance with provisions set forth below, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. A Participant shall not be eligible to receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant’s Benefit Distribution Date for such payout shall be the date on which such Committee approval occurs. In addition, in the event of such approval the Participant’s outstanding deferral elections under the Plan shall be cancelled.

(b)
A Participant’s deferral elections under this Plan shall also be cancelled to the extent the Committee determines that such action is required for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan pursuant to Treas. Reg. §1.401(k)-1(d)(3).

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ARTICLE 5
Retirement Benefit
5.1    Retirement Benefit. If a Participant experiences a Separation from Service that qualifies as a Retirement, the Participant shall be eligible to receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 5.2 (the “Retirement Benefit”). A Participant’s Retirement Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service; provided, however, if a Participant changes the form of distribution for one or more Annual Accounts in accordance with Section 5.2(b), the Benefit Distribution Date for the Annual Account(s) subject to such change shall be determined in accordance with Section 5.2(b).
5.2    Payment of Retirement Benefit.

(a)
In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant shall elect the form of Retirement Benefit in which his or her Annual Account for such Plan Year will be paid. The Participant may elect to receive the Retirement Benefit for each Annual Account in the form of a lump sum payment or pursuant to an Annual Installment Method of 5, 10 or 15 years. If a Participant does not make any election with respect to the Retirement Benefit for an Annual Account, then the Participant shall be deemed to have elected to receive such Annual Account as a lump sum.

(b)	A Participant may change the form of Retirement Benefit payment for an Annual Account by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election shall not take effect until 12 months after the date on which the election is made;

(ii)	The new Benefit Distribution Date for such Annual Account shall be 5 years after the Benefit Distribution Date that would otherwise have been applicable to such Annual Account; and

(iii)	The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Annual Account.
For purposes of applying the provisions of this Section 5.2(b), a Participant’s election to change the form of Retirement Benefit payment for an Annual Account shall not be considered to be made until the date on which the election becomes irrevocable.

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Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Annual Account. Subject to the requirements of this Section 5.2(b), the Election Form most recently accepted by the Committee that has become effective for an Annual Account shall govern the form of payout of such Annual Account.

(c)
The lump sum payment shall be made, or installment payments shall commence, upon the applicable Benefit Distribution Date. Remaining installments, if any, shall continue in accordance with the Participant’s election for each Annual Account and shall be paid upon each anniversary of the Benefit Distribution Date.

ARTICLE 6
Termination Benefit
6.1    Termination Benefit. If a Participant experiences a Separation from Service that does not qualify as a Retirement, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment or annual installment payments, as elected by Participant in accordance with Section 6.2 (the “Termination Benefit”). A Participant’s Termination Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service.
6.2    Payment of Termination Benefit.

(a)
To the extent permitted by the Committee, in connection with a Participant’s election to defer an Annual Deferral Amount, the Participant may elect the form of Termination Benefit in which his or her Annual Account for such Plan Year will be paid. The Participant may elect to receive the Termination Benefit for each Annual Account in the form of a lump sum payment or pursuant to an Annual Installment Method of 5 years. If a Participant does not make any election with respect to the Termination Benefit for an Annual Account, then the Participant shall be deemed to have elected to receive such Annual Account as a lump sum.

(b)
The lump sum payment shall be made, or installment payments shall commence, upon the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid upon each anniversary of the Participant’s Benefit Distribution Date.

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ARTICLE 7
Disability Benefit
7.1    Disability Benefit. If a Participant becomes Disabled prior to the occurrence of a distribution event described in Articles 5 or 6, as applicable, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment (the “Disability Benefit”). The Disability Benefit shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date for such benefit, which shall be the date on which the Participant becomes Disabled.
7.2    Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant upon the Participant’s Benefit Distribution Date.
ARTICLE 8
Death Benefit
8.1    Death Benefit. In the event of a Participant’s death prior to the complete distribution of his or her vested Account Balance, the Participant’s Beneficiary(ies) shall receive the Participant’s unpaid vested Account Balance in a lump sum payment (the “Death Benefit”). The Death Benefit shall be calculated as of the close of business on or around the Benefit Distribution Date for such benefit, which shall be the date of the Participant’s death.
8.2    Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) upon the Participant’s Benefit Distribution Date.
ARTICLE 9
Beneficiary Designation
9.1    Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
9.2    Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

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9.3    Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged by the Committee or its designated agent.
9.4    No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.
9.5    Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement, if any, shall terminate upon such full payment of benefits.
ARTICLE 10
Leave of Absence
10.1    Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a Separation from Service, (a) the Participant shall continue to be considered eligible for the benefits provided under the Plan, and (b) the Annual Deferral Amount and any previously elected deferrals of Restricted Stock Units shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.
10.2    Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a Separation from Service, such Participant shall continue to be eligible for the benefits provided under the Plan. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount and Restricted Stock Unit Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.2 above.
ARTICLE 11
Termination of Plan, Amendment or Modification
11.1    Termination of Plan. The Company expects the Plan to be continued indefinitely, but reserves the right to terminate the Plan at any time by action of its Board of Directors. If the Plan

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is terminated, the value of the vested Account Balances shall be paid to Participants and Beneficiaries in a single lump-sum cash payment on the earliest date permissible under Code Section 409A.
11.2    Amendment. The Company may, at any time, amend or modify the Plan in whole or in part. Notwithstanding the foregoing, (a) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, and (b) no amendment or modification of this Section 11.2 or Section 12.2 of the Plan shall be effective.
11.3    Plan Agreement. Despite the provisions of Sections 11.1, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.
11.4    Effect of Payment. The full payment of the Participant’s vested Account Balance in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement, if any, shall terminate.
ARTICLE 12
Administration
12.1    Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.
Notwithstanding any other provision of the Plan except provisions relating to compliance with Code Section 409A, the Committee may take any action it deems is necessary to assure compliance with any policy of the Company respecting insider trading as may be in effect from time to time. Such actions may include altering the effective date of intra-fund transfers or the distribution date of Annual Accounts, to the extent permitted under Code Section 409A. Any such actions shall alter the normal operation of the Plan to the minimum extent necessary.
12.2    Administration Upon Change In Control. Within 120 days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether

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or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 12.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (a) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (b) the Administrator may only be terminated with the written consent of the majority of Participants with an Account Balance in the Plan as of the date of such proposed termination.
12.3    Agents. In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.
12.4    Binding Effect of Decisions. The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
12.5    Indemnity of Committee. The Employer shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.
12.6    Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the Separation from Service, Disability or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.
12.7    Section 16 Compliance.

(a)
This Plan is intended to be a formula plan for purposes of Section 16 of the Act. Accordingly, in the case of a deferral or other action under the Plan that constitutes a transaction that could be covered by Rule 16b-3(d) or (e), if it were approved by the Company’s Board or Compensation Committee (“Board Approval”), it is intended that the Plan shall be administered by delegates of the Compensation Committee, in the case of a Participant who is subject to Section 16 of the Act, in a

Aaron’s, Inc.
Deferred Compensation Plan

manner that will permit the Board Approval of the Plan to avoid any additional Board Approval of specific transactions to the maximum possible extent.

(b)
This Subsection shall govern the distribution of a deferral that (i) is wholly or partly invested in the Aaron’s, Inc. Stock Unit Fund at the time the deferral would be valued to determine the amount of cash to be distributed to a Participant, (ii) either was the subject of a revised payment election or was not covered by an agreement, made at the time of the Participant’s original deferral election, that any investments in the Aaron’s, Inc. Stock Unit Fund would, once made, remain in that fund until distribution of the deferral, and (iii) is made to a Participant who is subject to Section 16 of the Act at the time the interest in the Aaron’s, Inc. Stock Unit Fund would be liquidated in connection with the distribution, and (iv) if paid at the time the distribution would be made without regard to this subsection, could result in a violation of Section 16 of the Act because there is an opposite way transaction that would be matched with the liquidation of the Participant’s interest in the Aaron’s, Inc. Stock Unit Fund (either as a discretionary transaction (within the meaning of Rule 16b-3(b)(1)) or as a regular transaction, as applicable) (a “Covered Distribution”). In the case of a Covered Distribution, if the liquidation of the Participant’s interest in the Aaron’s, Inc. Stock Unit Fund in connection with the distribution has not received Board approval by the time the distribution would be made if it were not a Covered Distribution, or if it is a discretionary transaction, then the actual distribution to the Participant shall be delayed only until the earlier of:

(i)
In the case of a transaction that is not a discretionary transaction, Board Approval of the liquidation of the Participant’s interest in the Aaron’s, Inc. Stock Unit Fund in connection with the distribution, and

(ii)
The date the distribution would no longer violate Section 16 of the Act, e.g., when the Participant is no longer subject to Section 16 of the Act, when the Annual Account related to the distribution is no longer invested in the Aaron’s, Inc. Stock Unit Fund or when the time between the liquidation and an opposite way transaction is sufficient.

ARTICLE 13
Other Benefits and Agreements
13.1    Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

Aaron’s, Inc.
Deferred Compensation Plan

ARTICLE 14
Claims Procedures
14.1    Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan, eligibility for Plan participation, or any other question or issue regarding such Claimant’s rights under the Plan (referred to herein as a “claim”). If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant. Additionally, upon denial of an appeal pursuant to this Article, a Claimant shall have 180 days within which to bring suit against the Plan or Employers for any claim related to such denied appeal; any such suit initiated after such 180-day period shall be precluded.
14.2    Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

Aaron’s, Inc.
Deferred Compensation Plan

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
14.3    Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)
may, upon request and free of charge, have reasonable access to, and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
14.4    Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the its determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

Aaron’s, Inc.
Deferred Compensation Plan

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
14.5    Claims Based on an Independent Determination of Disability.

(a)
Initial Claims. With respect to a claim for benefits under the Plan based on Disability (other than (i) approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by the Employer, or (ii) eligibility for Social Security disability benefits), the Committee shall furnish to the Claimant written notice of the disposition of a claim within 45 days after the application therefor is filed; provided, if matters beyond the control of the Committee require an extension of time for processing the claim, the Committee shall furnish written notice of the extension to the Claimant prior to the end of the initial 45-day period, and such extension shall not exceed one additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Committee require an additional extension of time for processing the claim, the Committee shall furnish written notice of the second extension to the Claimant prior to the end of the initial 30-day extension period, and such extension shall not exceed an additional, consecutive 30-day period. Notice of any extension under this subsection shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the Claimant can perfect the claim and/or submit the claim for review (where applicable), and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(b)
Appeals. With respect to an appeal of a denial of benefits under the Plan based on Disability (other than (i) approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by the Employer, or (ii) eligibility for Social Security disability benefits), the Claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Committee’s possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the Claimant’s position, must be filed with the Committee no later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Committee’s decision shall be made within 45 days following the filing of the request for review and shall be communicated in writing to the Claimant; provided, if special circumstances require an extension of time for processing the appeal, the Committee shall furnish written notice to the Claimant prior to the end of the initial 45-day period, and such an extension shall not exceed one additional 45-day period. The Committee’s review shall not afford deference to the initial adverse benefit

Aaron’s, Inc.
Deferred Compensation Plan

determination and shall be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual. If unfavorable, the notice of decision shall explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the Claimant’s right to bring a civil action under ERISA Section 502(a), and identify all medical or vocational experts whose advice was obtained by the Committee in connection with a Claimant’s adverse benefit determination.
14.6    Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.
ARTICLE 15
Trust
15.1    Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which the Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan (the “Trust”).
15.2    Interrelationship of the Plan and the Trust. The provisions of the Plan and any Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer, Participants and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.
15.3    Distributions From the Trust. The Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

Aaron’s, Inc.
Deferred Compensation Plan

ARTICLE 16
Miscellaneous
16.1    Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and regulations.
16.2    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
16.3    Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and any Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.
16.4    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, including but not limited to a domestic relations order.
16.5    Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer, either as an Employee or a Director, or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

Aaron’s, Inc.
Deferred Compensation Plan

16.6    Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.
16.7    Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
16.8    Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
16.9    Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Georgia without regard to its conflicts of laws principles.
16.10    Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Aaron’s, Inc.
Attn: Benefits Department
400 Galleria Pkwy SE
Suite 300
Atlanta, GA 30339

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
16.11    Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.
16.12    Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be

Aaron’s, Inc.
Deferred Compensation Plan

transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.
16.13    Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
16.14    Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
16.15    Distribution in the Event of Income Inclusion Under Code Section 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A and related Treasury regulations, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and related Treasury regulations, or (ii) the unpaid vested Account Balance.
16.16    Deduction Limitation on Benefit Payments. If the Employer reasonably anticipates that the Employer’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent permitted by Treas. Reg. §1.409A-2(b)(7)(i), payment shall be delayed as deemed necessary to ensure that the entire amount of any distribution from this Plan is deductible. Any amounts for which distribution is delayed pursuant to this Section shall continue to be adjusted in accordance with Section 3.8. The delayed amounts (as so adjusted) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

Aaron’s, Inc.
Deferred Compensation Plan

IN WITNESS WHEREOF, the Company has signed this Plan restatement as of November 15, 2016.

Aaron's, Inc.

By:	/s/ Robert W. Kamerschen

Title:	Executive Vice President & General Counsel